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                                                                     EXHIBIT 21

                             AMSOUTH BANCORPORATION
                              LIST OF SUBSIDIARIES
                              AT DECEMBER 31, 2001

The following is a list of all subsidiaries of AmSouth Bancorporation and the jurisdiction in which they were organized. Each subsidiary does business under its own name.

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Name                                                                   Jurisdiction Where Organized
----                                                                   ----------------------------

FIRST AMERICAN BUSINESS CAPITAL, INC.                                  Tennessee
FIRST AMERICAN ENTERPRISES, INC.                                       Tennessee
AMSOUTH BANK                                                           Alabama
         AmSouth Auto Receivables LLC                                  Delaware
         AmSouth Capital Corporation                                   Delaware
         AmSouth Finance Corporation                                   Alabama
         AmSouth Leasing Corporation                                   Alabama
                  A-F Leasing, Ltd.                                    Alabama
                  AmSouth Leasing, Ltd.                                Alabama
         A-F Leasing, LLC                                              Alabama
         AmSouth Insurance Agency, Inc.                                Florida
         AmSouth Investment Management Company LLC                     Alabama
         AmSouth Investment Services, Inc.                             Alabama
                  AmSouth Investment Services, Inc. of Mississippi     Mississippi
                  AmSouth Investment Services, Inc. of Virginia        Virginia
                  AmSouth Investment Services, Inc. of Louisiana       Louisiana
         AmSouth Riverchase, Inc.                                      Alabama
         ASB Affordable Housing, Inc.                                  Alabama
         Cahaba Holdings, Inc.                                         Delaware
                  Cahaba Corporation                                   Delaware
         Cahaba International, Inc.                                    Delaware
                  AmSouth Reinsurance Company, Ltd.                    Turks &
                                                                       Caicos Islands
                  Cahaba International, Ltd.                           Bermuda
         Commercial National Investment Services, Inc.                 Louisiana
         First AmTenn Life Insurance Company                           Mississippi
         FirstGulf Insurance Agency, Inc.                              Alabama
         Five Points Capital Advisors, Inc.                            Alabama
         FMLS, Inc.                                                    Tennessee
         Fortune Mortgage Corporation                                  Florida
         GTC Title, Inc.                                               Alabama
                  MCC Holdings, Inc.                                   Alabama
                           Meriwether Capital Corporation              Virginia
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

         Highland Rim Title Company                                    Tennessee
         IFC Insurance Agency, Inc.                                    Tennessee
         OakBrook Investments, LLC                                     Delaware
         Rockhaven Asset Management, LLC                               Delaware
         Sawgrass Asset Management, LLC                                Delaware
         Service Mortgage and Insurance Agency, Inc.                   Florida

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